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EXHIBIT 16

[PricewaterhouseCoopers LLP letterhead]

August 27, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Boston Biomedica, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 22, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
____________________________
PricewaterhouseCoopers LLP

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EXHIBIT 16
[PricewaterhouseCoopers LLP letterhead]